MEMORANDUM


TO:     Board of Directors

FROM:   Amy M. Olmert

DATE:   September 8, 1998

RE:     Flag Investors/ISI/BT Alex. Brown Cash Reserve Funds
        Rule 10f-3 (Transactions with BT Alex. Brown as Underwriter)
--------------------------------------------------------------------------------

For the period June 1, 1998 through August 31, 1998, the FLAG VALUE BUILDER FUND executed one (1) securities trade in which BT Alex. Brown was a member of the underwriting syndicate. The trade was as follows:


----------- --------- ---------- ------------------ ------------ ----------- ----------------
  TRADE
   DATE     BUY/SELL  PAR VALUE         ISSUER          PRICE       COMM.          TOTAL
----------- --------- ---------- ------------------ ------------ ----------- ----------------
7/29/98       Buy     2,700,000     HMH Properties      $99.972  $2.50/      $2,705,994
                                 7.875% due 08/01/05             $1,000
                                                                 bond
                                                                 ($6,750)